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                                                            EXHIBIT 21.1



             PDS FINANCIAL CORPORATION AND CONSOLIDATED SUBSIDIARIES


                                              PARENT AND SUBSIDIARIES
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                                                                          PERCENTAGE OF
                                                                       VOTING SECURITIES
                                                   ORGANIZED UNDER     BENEFICIALLY OWNED
NAME OF COMPANY                                         LAWS OF           BY REGISTRANT
----------------                                        -------           -------------
REGISTRANT:
PDS Financial Corporation                               Minnesota

CONSOLIDATED SUBSIDIARIES OF THE REGISTRANT:
PDS Financial Corporation - Nevada                      Nevada                  100
PDS Financial Corporation - Mississippi                 Mississippi             100
PDS Casinos International, Inc.                         Minnesota               100
Transcanada 2 Corporation                               Minnesota               100
PDS Financial Corporation - Colorado                    Colorado                100


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